SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 or 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) October 8, 2002


                            NewPower Holdings, Inc.
                            -----------------------

            (Exact Name of Registrant as Specified in Its Charter)

Delaware                                       1-16157                              52-2208601
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(State or Other Jurisdiction                (Commission                         (IRS Employer
of Incorporation)                           File Number)                        Identification No.)


One Manhattanville Road, Purchase, New York                             10577
----------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code: (914) 697-2100

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Item 5. Other Events.

          On October 8, 2002, NewPower Holdings, Inc. and its wholly owned subsidiaries, TNPC Holdings, Inc. and The New Power Company (collectively, the "Debtors"), filed a proposed Joint Plan of Reorganization (the "Plan") and Disclosure Statement (the "Disclosure Statement") with the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court"). Copies of the Plan and the Disclosure Statement are filed as Exhibits
99.1 and 99.2, respectively, to this Current Report on Form 8-K.

          Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

          Cautionary Statement

          The Plan and Disclosure Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Debtors undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibit No.       Description.

99.1     Joint Plan of Reorganization of the Debtors
99.2     Disclosure Statement of the Debtors



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 16, 2002


                                  NEWPOWER HOLDINGS, INC.


                                     By:     /s/ H. Eugene Lockhart
                                            ------------------------
                                     Name:  H. Eugene Lockhart
                                     Title: President & Chief Executive Officer



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                                 EXHIBIT INDEX

                  The following exhibits are filed herewith:


Exhibit No.                    Description
-----------                    -----------

99.1  Joint Plan of Reorganization of the Debtors
99.2  Disclosure Statement of the Debtors